Exhibit 10.1

MICROSTRATEGY INCORPORATED

Second Amended and Restated 1999 Stock Option Plan

Amendment to Stock Option Agreement for Non-Employee Director

This Amendment (“Amendment”) to the Stock Option Agreement for Non-Employee Director relating to that certain stock option granted by MicroStrategy Incorporated (the “Company”) to F. David Fowler (the “Participant”) on June 7, 2001 (the “Option Agreement”), is made by the Company pursuant to Section 7(h) of the MicroStrategy Incorporated Second Amended and Restated 1999 Stock Option Plan, as may be amended (the “Plan”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given them in the Plan. The Option Agreement is hereby amended as follows:

1. Section 2 of the Option Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“2. Vesting Schedule.

As used herein, the term “vested” shall mean that portion of this option that is exercisable. This option shall vest in accordance with the following schedule: (i) no portion of this option shall be vested prior to the first anniversary of your Date of Grant; (ii) twenty percent (20%) of this option shall be vested on the first anniversary of your Date of Grant; (iii) twenty percent (20%) of this option shall be vested on the second anniversary of your Date of Grant; (iv) twenty percent (20%) of this option shall be vested on the third anniversary of your Date of Grant; (iv) twenty percent (20%) of this option shall be vested on the fourth anniversary of your Date of Grant; and (v) twenty percent (20%) of this option shall be vested on May 26, 2006; (such that this option shall be vested in full on May 26, 2006). The right of exercise shall be cumulative so that if you do not exercise this option to the maximum extent permissible in any period, it shall continue to be exercisable, in whole or in part, with respect to all vested shares until the earlier of the Expiration Date or the termination of this option under Section 3 below or under the Plan.”

2. Except as specifically amended hereby, the Option Agreement shall continue in full force and effect in accordance with its terms.

3. This Amendment shall be governed by Virginia law except for that body of law pertaining to conflict of laws.

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IN WITNESS HEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

MICROSTRATEGY INCORPORATED

Date: May 30, 2006	By:	/s/ Jonathan F. Klein
	Name:	Jonathan F. Klein
	Title:	Vice President, Law & General Counsel

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